Exhibit 99.2

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Hires Ton Bunt, M.D., Ph.D., as Senior Vice President, Clinical Development and Medical Affairs

— Merck and Novartis veteran to direct strategic expansion of product pipeline —

Waltham, Mass., January 6, 2005 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has named Ton Bunt, M.D., Ph.D., to the position of Senior Vice President, Clinical Development and Medical Affairs. Dr. Bunt joins Oscient with over 20 years of healthcare experience, having spent ten years in the pharmaceutical industry serving in increasingly strategic roles at Merck and Novartis.

“Ton brings a diverse business and scientific background to Oscient Pharmaceuticals. As the medical head of Merck’s hypertension franchise and as a group medical officer at Novartis, Ton has extensive experience with the essential functions of his new role, including product development, commercialization and marketing,” stated Steven M. Rauscher, President and CEO of Oscient Pharmaceuticals. “With his impressive background, entrepreneurial experience and leadership credentials, Ton will provide valuable insight into the direction and execution of the mission of our Company.”

At Oscient, Dr. Bunt will be responsible for directing new product development, clinical development and regulatory affairs, as well as for collaborating on commercialization strategies, in-licensing activities and scientific communications. As the scheduled end of his tenure approaches, Dr. Gary Patou, Oscient’s Chief Medical Officer, will work closely with Dr. Bunt while gradually transitioning responsibilities. Beginning in April and continuing at least through the end of this year, Dr. Patou will be a key consultant to Oscient.

While Senior Medical Director of Merck’s hypertension group, Dr. Bunt grew the cardiovascular business through product life cycle management, the design and implementation of strategic comparator clinical trials and development of key opinion leader relationships. Previously, Dr. Bunt worked at Novartis as the Group Medical Officer of Corporate Marketing where he spearheaded post-marketing clinical trials aimed at broadening product positioning for several products across six therapeutic areas. Upon receiving his M.B.A., Dr. Bunt founded BuntAssociates, LLC, a business consulting firm which successfully helped companies translate underutilized intellectual property into value through license or sale. After receiving his M.D. at the University of Leiden in The Netherlands, Dr. Bunt started his career in surgery, where he led a large clinical trial comparing Western and Japanese surgical techniques for the treatment of patients with stomach cancer. He also earned a Ph.D. from the University of Leiden and later earned an M.B.A. from the Wharton School at the University of Pennsylvania.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for hospitalized patients.

The Company has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD). The Company’s preclinical program includes an oral peptide deformylase (PDF) inhibitor series, under preclinical development for community-based respiratory tract infections.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, a number of factors could negatively affect the success of FACTIVE tablets, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of our products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include, negative, inconclusive or insufficient results in ongoing or future clinical trials, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. We are also subject to the risk that our business and the business of GeneSoft Pharmaceuticals will not be integrated successfully and the significant costs related to the integration. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending November 9, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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